As filed with the Securities and Exchange Commission on April 25, 2005.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mindspeed Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4000 MacArthur Boulevard, East Tower
Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)

Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan
Mindspeed Technologies, Inc. Directors Stock Plan

(Full Title of the Plan)

SIMON BIDDISCOMBE
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095

(Name and Address of Agent For Service)

(949) 579-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
ROBERT M. MATTSON, JR.
CRAIG S. MORDOCK
Morrison & Foerster LLP
19900 MacArthur Boulevard, Twelfth Floor
Irvine, California 92612-2445
(949) 251-7500

Calculation of Registration Fee

	Amount To Be	Proposed Maximum	Proposed Maximum Aggregate	Amount of
Title of Securities To Be Registered	Registered (1)	Offering Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share (including the associated Preferred Share Purchase Rights)	8,181,114 shares (3)	$1.87	$15,298,683	$1,801

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on April 20, 2005, as reported on The Nasdaq Stock Market, Inc. National Market System.

(3)	Of the total amount registered, 8,000,000 shares are reserved for issuance under the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan and 181,114 shares are reserved for issuance under the Mindspeed Technologies, Inc. Directors Stock Plan.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statement on Form S-8 (Registration No. 333-106479).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-106479) filed by Mindspeed Technologies, Inc. (the “Company”) on June 25, 2003, including any amendments thereto or filings incorporated therein, relating to the Mindspeed Technologies, Inc. Directors Stock Plan (the “Directors Plan”) and the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “2003 LTIP”), except as expressly modified herein.

The number of shares of Common Stock of the Company available for delivery under the Directors Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company commencing with the fiscal year beginning on or about October 1, 2004 by an amount equal to the greater of (i) 160,000 shares or (ii) 0.18% of the shares of Common Stock outstanding on such date, subject to the Board of Directors selecting a lesser amount. This Registration Statement registers the 181,114 additional shares of Common Stock resulting from the automatic annual increase for fiscal year 2005.

On February 24, 2005, the stockholders and Board of Directors of the Company approved an increase in the number of shares of Common Stock of the Company available for delivery under the 2003 LTIP in the amount of 8,000,000 shares of Common Stock. This Registration Statement also registers the 8,000,000 additional shares of Common Stock available under the 2003 LTIP.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2004, filed with the SEC on December 1, 2004 (including the portions of the Company’s Proxy Statement on Schedule 14A for the Company’s 2005 Annual Meeting of Stockholders incorporated by reference therein);

(b)	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report described in (a) above; and

(c)	The description of the Company’s capital stock contained in its Registration Statement on Form 8-A, as amended, filed with the SEC on December 9, 2003, including any amendment or report filed for the purpose of updating such description (including an amendment thereto dated as of December 6, 2004, as filed with the Commission on January 18, 2005).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-106146), is incorporated herein by reference.

4.2	Bylaws of the Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, is incorporated herein by reference.

4.3	Specimen certificate for the Company’s Common Stock, par value $0.01 per share, filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10 (File No. 001-31650), is incorporated herein by reference.

4.4	Rights Agreement dated as of June 26, 2003 by and between the Company and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2003, is incorporated herein by reference.

4.5	Common Stock Purchase Warrant dated June 27, 2003, filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-109523), is incorporated herein by reference.

4.6	Registration Rights Agreement, dated as of June 27, 2003 by and between the Company and Conexant Systems, Inc., filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-109523), is incorporated herein by reference.

4.7	Indenture, dated as of December 8, 2004, between the Company and Wells Fargo Bank, N.A., filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 8, 2004, is incorporated herein by reference.

4.8	Form of 3.75% Convertible Senior Notes due 2009, attached as Exhibit A to the Indenture (Exhibit 4.7 hereto), is incorporated herein by reference.

4.9	Registration Rights Agreement, dated December 8, 2004, between the Company and Lehman Brothers Inc., filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 8, 2004, is incorporated herein by reference.

4.10	First Amendment to Rights Agreement, dated as of December 6, 2004, between the Company and Mellon Investor Services LLC, filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on December 8, 2004, is incorporated herein by reference.

4.11	Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan, as amended, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 2, 2005, is incorporated herein by reference.

4.12	Mindspeed Technologies, Inc. Directors Stock Plan, filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (Registration Statement No. 333-106479), is incorporated herein by reference.

5	Opinion of Morrison & Foerster LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5).

24	Power of Attorney (contained on signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 25th day of April, 2005.

MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Simon Biddiscombe

Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

     Each director and officer of the registrant whose signature appears below hereby appoints Raouf Y. Halim and Simon Biddiscombe, and each of them individually, as his or her true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, exhibits thereto, and other documents in connection therewith, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raouf Y. Halim	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2005

Raouf Y. Halim

/s/ Simon Biddiscombe	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 25, 2005

Simon Biddiscombe

/s/ Dwight W. Decker	Chairman of the Board	April 25, 2005

Dwight W. Decker

/s/ Donald R. Beall	Director	April 25, 2005

Donald R. Beall

/s/ Donald H. Gips	Director	April 18, 2005

Donald H. Gips

/s/ Ming Louie	Director	April 18, 2005

Ming Louie

/s/ Thomas A. Madden	Director	April 25, 2005

Thomas A. Madden

/s/ Jerre L. Stead	Director	April 25, 2005

Jerre L. Stead

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Morrison & Foerster LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5).

24	Power of Attorney (contained on signature page).